Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We hereby certify that the accompanying Report of the registrant on Form 10-Q for the year ended March 31,2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date May 15, 2012

/s/ Paul R. Skubic	/s/ Pamela C. Piarowski
Paul R. Skubic	Pamela C. Piarowski
Chairman of the Board & President and CEO (Principal Executive Officer)	Chief Financial Officer & Chief Accounting Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.